AMENDMENT NO. 7
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Class R Shares)
     The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective November 4, 2009, as follows:
          WHEREAS, the parties desire to amend the Plan to change the name of AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund to AIM Balanced-Risk Retirement Now Fund, AIM Balanced-Risk Retirement 2010 Fund, AIM Balanced-Risk Retirement 2020 Fund, AIM Balanced-Risk Retirement 2030 Fund, AIM Balanced-Risk Retirement 2040 Fund and AIM Balanced-Risk Retirement 2050 Fund, respectively;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(CLASS R SHARES)
(DISTRIBUTION AND SERVICE FEES)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM COUNSELOR SERIES TRUST	Charge	Fee	Fee

Portfolio — Class R Shares
AIM Core Plus Bond Fund	0.25%	0.25%	0.50%
AIM Floating Rate Fund	0.25%	0.25%	0.50%
AIM Structured Core Fund	0.25%	0.25%	0.50%
AIM Structured Growth Fund	0.25%	0.25%	0.50%
AIM Structured Value Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM EQUITY FUNDS	Charge	Fee	Fee

Portfolio — Class R Shares
AIM Capital Development Fund	0.25%	0.25%	0.50%
AIM Charter Fund	0.25%	0.25%	0.50%
AIM Constellation Fund	0.25%	0.25%	0.50%
AIM Diversified Dividend Fund	0.25%	0.25%	0.50%
AIM Large Cap Basic Value Fund	0.25%	0.25%	0.50%
AIM Large Cap Growth Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM FUNDS GROUP	Charge	Fee	Fee

Portfolio — Class R Shares
AIM Basic Balanced Fund	0.25%	0.25%	0.50%
AIM Mid Cap Basic Value Fund	0.25%	0.25%	0.50%
AIM Small Cap Equity Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM GROWTH SERIES	Charge	Fee	Fee

Portfolio — Class R Shares
AIM Balanced-Risk Retirement Now Fund	0.25%	0.25%	0.50%
AIM Balanced-Risk Retirement 2010 Fund	0.25%	0.25%	0.50%
AIM Balanced-Risk Retirement 2020 Fund	0.25%	0.25%	0.50%
AIM Balanced-Risk Retirement 2030 Fund	0.25%	0.25%	0.50%
AIM Balanced-Risk Retirement 2040 Fund	0.25%	0.25%	0.50%
AIM Balanced-Risk Retirement 2050 Fund	0.25%	0.25%	0.50%
AIM Basic Value Fund	0.25%	0.25%	0.50%
AIM Conservative Allocation Fund	0.25%	0.25%	0.50%
AIM Global Equity Fund	0.25%	0.25%	0.50%
AIM Growth Allocation Fund	0.25%	0.25%	0.50%
AIM Income Allocation Fund	0.25%	0.25%	0.50%
AIM International Allocation Fund	0.25%	0.25%	0.50%
AIM Mid Cap Core Equity Fund	0.25%	0.25%	0.50%
AIM Moderate Allocation Fund	0.25%	0.25%	0.50%
AIM Moderate Growth Allocation Fund	0.25%	0.25%	0.50%
AIM Moderately Conservative Allocation Fund	0.25%	0.25%	0.50%
AIM Small Cap Growth Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM INTERNATIONAL MUTUAL FUNDS	Charge	Fee	Fee

Portfolio — Class R Shares
AIM European Growth Fund	0.25%	0.25%	0.50%
AIM International Core Equity Fund	0.25%	0.25%	0.50%
AIM International Growth Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM INVESTMENT FUNDS	Charge	Fee	Fee
Portfolio — Class R Shares
AIM Balanced-Risk Allocation Fund	0.25%	0.25%	0.50%
AIM LIBOR Alpha Fund	0.25%	0.25%	0.50%
AIM Trimark Endeavor Fund	0.25%	0.25%	0.50%
AIM Trimark Fund	0.25%	0.25%	0.50%
AIM Trimark Small Companies Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM INVESTMENT SECURITIES FUNDS	Charge	Fee	Fee

Portfolio — Class R Shares
AIM Core Bond Fund	0.25%	0.25%	0.50%
AIM Dynamics Fund	0.25%	0.25%	0.50%
AIM Global Real Estate Fund	0.25%	0.25%	0.50%
AIM Income Fund	0.25%	0.25%	0.50%
AIM Money Market Fund	0.15%	0.25%	0.40%
AIM Real Estate Fund	0.25%	0.25%	0.50%
AIM Short Term Bond Fund	0.25%	0.25%	0.50%
AIM U.S. Government Fund	0.25%	0.25%	0.50%

Minimum
Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
AIM SECTOR FUNDS	Charge	Fee	Fee

Portfolio — Class R Shares
AIM Leisure Fund	0.25%	0.25%	0.50%”
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: November 4, 2009

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